UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

PARKVALE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

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(4)	Date filed:

4220 William Penn Highway Monroeville, PA 15146

November 22, 2011

Dear Parkvale Financial Corporation Shareholder:

We recently mailed you proxy material in connection with our upcoming Special Meeting of Shareholders to be held on December 15, 2011. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning the enclosed proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the enclosed instructions.

Our Board of Directors unanimously recommends a “FOR” vote on all proposals.

Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,

Robert J. McCarthy, Jr.
President and Chief Executive Officer

*****************

In connection with our proposed merger with F.N.B. Corporation (“FNB”), we filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on November 7, 2011 which was included in the registration statement on Form S-4 filed with the SEC by FNB on November 3, 2011. Investors are urged to read the definitive proxy statement, along with any other relevant documents filed with the SEC by FNB or us including any amendments or supplements, because those documents do and will contain important information.

Those documents, as well as other documents relating to the merger that FNB and/or Parkvale Financial Corporation (“Parkvale”) file with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Investors may also contact David B. Mogle, Corporate Secretary, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3431, for free copies of the documents FNB has filed with the SEC; and Gilbert A. Riazzi, Chief Financial Officer, 4220 William Penn Highway, Monroeville, PA 15146, telephone: (412) 373-4804, for free copies of the documents Parkvale has filed with the SEC.

FNB, Parkvale and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Parkvale shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Parkvale common stock is set forth in the definitive proxy statement relating to the merger.